As filed with the Securities and Exchange Commission on September 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGERATI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-2849995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8023 Vantage Dr, Suite 660

San Antonio, Texas 78230

(210) 614-7240

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Digerati Technologies, Inc. 2015 Equity Compensation Plan

(Full title of the plans)

Arthur L. Smith

President and Chief Executive Officer

Digerati Technologies, Inc.

8023 Vantage Dr, Suite 660

San Antonio, Texas 78230

(210) 614-7240

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Digerati Technologies, Inc. (the “Company”), issuable under the employee benefit plan named the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”) for which a registration statement of the Company on Form S-8 (File Nos. 333-208089) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

3.1	Second Amended and Restated Articles of Incorporation of Digerati Technologies, Inc.	8-K	001-15687	04-29-2021	3.1

3.2	Second Amended and Restated Bylaws	8-K	001-15687	01-21-2015	3.1

4.1	Digerati Technologies, Inc. 2015 Equity Compensation Plan	S-8	333-208089	11-17-2015	4.1

4.2	Amendment to the Digerati Technologies, Inc. 2015 Equity Compensation Plan.	8-K	001-15687	09-12-2023	10.2

5.1	Opinion of Lucosky Brookman LLP					*

23.1	Consent of MaloneBailey LLP					*

23.2	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)					*

24.1	Power of Attorney (included on signature page to this Registration Statement)					*

107	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 13th day of September, 2023.

DIGERATI TECHNOLOGIES, Inc.

By	/s/ Arthur L. Smith
Arthur L. Smith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Arthur L. Smith and Antonio Estrada Jr. as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Arthur L. Smith	President and Chief Executive Officer	September 13, 2023
Arthur L. Smith	(Principal Executive Officer)

/s/ Antonio Estrada Jr.	Chief Financial Officer	September 13, 2023
Antonio Estrada Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Craig K. Clement	Director	September 13, 2023
Craig K. Clement

/s/ Maxwell A. Polinsky	Director	September 13, 2023
Maxwell A. Polinsky

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